Exhibit 10.4

EXCHANGE AGREEMENT

THIS EXCHANGE AGREEMENT (the “Agreement”) is entered into as of August 14, 2026 (the “Effective Date”), by and between Evo Fund (“Evo” or “Holder”), and Super League Enterprise Inc., a Delaware corporation (“SLE” or the “Company”), and collectively with Evo, the “Parties,” and each, sometimes, a “Party”), on the other hand.

RECITALS

WHEREAS, on October 22, 2025, Evo invested the sum of ten million dollars ($10,000,000.00) (the “Investment”) in the twenty million dollar ($20,000,000.00) pipe offering (the “PIPE”) of SLE;

WHEREAS, in conjunction with the Investment in the PIPE, the Company issued the following securities to Evo: (i) a pre-funded warrant to purchase ten million (10,000,000) shares of common stock, at an exercise price of $0.00001 per share (the “Original PFW”) which included a limitation on Evo’s ability to exercise the Original PFW if such exercise would result in Evo owning shares of common stock in excess of 4.99% of the number of shares of common stock of SLE outstanding immediately after giving effect to such exercise; and (ii) a common stock purchase warrant to purchase ten million (10,000,000) shares of common stock at an exercise price of $1.00 (the “Investor Warrant”);

WHEREAS, on January 23, 2026, the Company effectuated a one-for-twelve (1:12) reverse stock split resulting in: (i) eight hundred thirty-three thousand three hundred thirty-four (833,334) shares of common stock underlying the Original PFW, with the exercise price thereof remaining constant; and (ii) eight hundred thirty-three thousand three hundred thirty-four (833,334) shares of common stock underlying the Investor Warrant, with the exercise price increasing in proportion to the Reverse Split resulting in an exercise price of $12.00 per share; and

WHEREAS, the Parties jointly desire to exchange, pursuant to the exemption from securities registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended (the “Act”), the Original PFW for a new pre-funded warrant in the amount of eight hundred thirty-three thousand three hundred thirty-four (833,334) shares of common stock in the form attached hereto as Exhibit A (the “New Pre-Funded Warrant”).

NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements herein, and intending to be legally bound hereby, the parties agree as follows:

1.	Exchange of Original PFW; Rule 144 and Legal Opinions; SEC Filings; Closing.

(a)    Exchange. On the terms and subject to the conditions set forth in this Agreement, at the closing to be held electronically on the Effective Date (“Closing”), SLE will issue to Evo, free and clear of all liens, pledges, encumbrances, charges, restrictions or known claims of any kind, nature or description, other than restrictions imposed by or arising under federal or state securities laws, the New Pre-Funded Warrant in exchange for the Original PFW (such exchange referred to herein as the “Exchange”).

(b)    Rule 144 and Legal Opinions. SLE will assist Evo with utilization of Rule 144 for one hundred percent (100.0%) of the shares of common stock underlying the New Pre-Funded Warrant. To this end, SLE will cover all cost and fees charged by SLE’s outside securities counsel with respect to providing the requisite legal opinion(s) necessary to effectuate the restrictive legend removal and the DWAC of common shares to the brokerage account designated by Evo in writing. Further, SLE acknowledges and agrees that the common stock underlying the New Pre-Funded Warrant shall have a holding period, for purposes of the exemption from registration provided by Rule 144, dating back to the issuance of the Original PFW on October 22, 2025.

(c)     SEC Filings. SLE will assist Evo by providing a draft Schedule 13D no later than the Closing for review and approval by Evo and its counsel. Upon review and approval by Evo and its counsel, SLE will file the Schedule 13D with the U.S. Securities and Exchange Commission (“SEC”) on behalf of Evo no later than five (5) business days following the Closing.

(d)    Closing. The consummation of the Exchange shall occur on the Effective Date.

2.      Representations and Warranties of Evo. Evo hereby represents and warrants to SLE, all of which representations and warranties are true, complete, and correct in all respects as of the Effective Date, as follows:

(a)    Organization and Qualification. Evo is an entity that is duly organized, validly existing and in good standing under the laws of its domicile.

(b)    Authorization; No Restrictions, Consents or Approvals. Evo has the requisite power and authority to enter into and perform its obligations under this Agreement to effectuate the Exchange. Evo represents and warrants that the Original PFW is unencumbered as of the Effective Date and understands and agrees that the Original PFW will be cancelled and have no further legal force and effect as of the Closing pursuant to the Exchange. This Agreement has been duly executed by Evo and constitutes the legal, valid and binding obligation of Evo, enforceable against Evo in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application (including any limitation of equitable remedies). The execution and delivery of this Agreement and the consummation by Evo of the transaction contemplated herein do not and will not (A) conflict with or violate any of the terms of the organizational documents and bylaws of Evo or any applicable law relating to Evo, or (B) conflict with, or result in or constitute a default under or breach or violation of or grounds for termination of, any license, permit or other governmental authorization to which Evo is a party or by which Evo may be bound, or result in the violation by Evo of any laws to which Evo may be subject, in each case in a manner which would prevent the execution or delivery of this Agreement by Evo or would adversely affect the transactions contemplated herein. No authorization, consent or approval of, notice to, or filing with, any public body or governmental authority or any other person is necessary or required in connection with the execution and delivery by Evo of this Agreement or the performance by Evo of its obligations hereunder.

(c)    Investment Representations.

(i)    Evo understands that the Common Stock underlying the New Pre-Funded Warrant will not be registered under the Act, but will be available for resale pursuant to the safe harbor provided by Rule 144 under the Act. Evo also understands that the New Pre-Funded Warrant is being offered pursuant to the exemption from the registration requirements of the Act set forth in Section 3(a)(9) thereof.

(ii)    Evo has received all the information it considers necessary or appropriate for deciding whether to consummate the Exchange. Evo further represents that it has had an opportunity to ask questions and receive answers from SLE regarding the business, properties, prospects, and financial condition of SLE and to obtain such additional information necessary to verify the accuracy of any information furnished to Evo or to which Evo had access. The foregoing, however, does not limit or modify the representations and warranties of SLE in Section 3 of this Agreement or the right of Evo to rely thereon.

(iii)    Evo is an “accredited investor” within the meaning of Rule 501(a) of the Act.

(iv)    Evo is acquiring the New Pre-Funded Warrant for its own account for investment only and not with a view towards the resale or “distribution” (within the meaning of the Act) of any part of the New Pre-Funded Warrant.

(v)    Evo understands that the New Pre-Funded Warrant may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Act and any other applicable securities laws or pursuant to an exemption from securities registration, and in each case in compliance with the conditions set forth in this Agreement.

(vi)    Evo acknowledges and agrees that the book-entry issuance of the New Pre-Funded Warrant by SLE’s transfer agent, Equiniti, shall bear a legend substantially in the following form:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.”

(d)    No Broker Fees. Evo has not incurred and will not incur any liability for finder’s fees, brokerage commissions or similar payments in connection with the transactions herein contemplated, including but not limited to the issuance of the New Pre-Funded Warrant.

(e)    No Reliance. Evo has not relied on and is not relying on any representations, warranties or other assurances regarding SLE other than those representations and warranties set forth in this Agreement.

(f)    3(a)(9) Exchange. Neither Evo nor any of its affiliates nor any person acting on behalf of or for the benefit of any of the foregoing, has paid or given, or agreed to pay or give, directly or indirectly, any commission or other remuneration (within the meaning of Section 3(a)(9) and the rules and regulations of the Commission promulgated thereunder) for soliciting the Exchange.

3.      Representations and Warranties of SLE. SLE hereby represents and warrants to Evo, all of which representations and warranties are true, complete, and correct in all respects as of the date hereof and as of the Effective Date, as follows:

(a)    Organization and Qualification. SLE is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to own, lease or operate its assets and properties and to conduct its business as now being conducted. SLE is duly licensed or qualified and in good standing (or equivalent status as applicable) in each jurisdiction in which the assets owned or leased by it or the character of its activities require it to be licensed or qualified or in good standing (or equivalent status as applicable).

(b)    Authorization; No Restrictions, Consents or Approvals. SLE has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and to issue the New Pre-Funded Warrant in accordance with the terms hereof. The execution, delivery and performance by SLE of this Agreement and the consummation by it of the transactions contemplated herein have been duly and validly authorized by all necessary corporate action, and no further consent or authorization of SLE, its board of directors or its stockholders is required. Once executed, this Agreement will constitute a valid and binding obligation of SLE enforceable against SLE in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application (including any limitation of equitable remedies).

(c)    Capitalization. The issued and outstanding Common Stock of SLE consists of 1,877,28 shares as of the Effective Date. As of the Effective Date there are (i) warrants outstanding to purchase 3,407,688 shares of common stock at exercise prices ranging from $5.14 to $18.00 per share, (ii) options and restricted stock units outstanding in the amount of 580,656 shares of common stock pursuant to the Company’s 2025 Omnibus Incentive Plan, and (iii) pre-funded warrants to purchase 1,240,873 shares of common stock.

(d)    Issuance of Shares. The shares of common stock underlying the New Pre-Funded Warrant have been duly authorized by all necessary corporate action on the part of SLE. The New Pre-Funded Warrant shall be validly issued and outstanding, fully paid (exclusive of nominal exercise price), non-assessable and free from all liens, charges, taxes, security interests, encumbrances, rights of first refusal, preemptive or similar rights and other encumbrances with respect to the issue thereof.

(e)    No Conflicts. The execution, delivery and performance by SLE of this Agreement and the consummation by SLE of the transactions contemplated hereby and thereby do not and shall not (i) result in a violation of any provision of SLE’s certificate of incorporation or bylaws, (ii) conflict with or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give rise to any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which SLE is a party or is bound, (iii) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree applicable to the Company. SLE is not required under any federal, state or local rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement, or to issue the New Pre-Funded Warrant to Evo in accordance with the terms hereof.

(f)    3(a)(9) Exchange. Neither SLE nor any of its affiliates nor any person acting on behalf of or for the benefit of any of the foregoing, has paid or given, or agreed to pay or give, directly or indirectly, any commission or other remuneration (within the meaning of Section 3(a)(9) of the Act and the rules and regulations of the SEC promulgated thereunder) for soliciting the Exchange. Assuming the representations and warranties of Evo contained herein are true and complete, the Exchange will qualify for the registration exemption contained in Section 3(a)(9) of the Act.

4.	Closing.

(a)    Conditions to Evo’ Obligations. With respect to the Closing, the obligations of Evo under this Agreement shall be subject to satisfaction of the following conditions, unless waived by Evo: (i) Evo and SLE shall have performed in all respects regarding all agreements, and satisfied in all material respects all conditions on its respective part to be performed or satisfied hereunder, at or prior to the Effective Date; (ii) all of the representations and warranties of SLE herein shall have been true and correct as of the Effective Date; (iii) SLE shall have executed and delivered to Evo all documents necessary to issue the New Pre-Funded Warrant to Evo, including this Agreement; (iv) Evo shall have received from Disclosure Law Group, a Professional Corporation, counsel for SLE, an opinion dated as of the Closing Date in a form reasonably acceptable to Evo and (v) SLE shall have obtained or made, as applicable, all consents, authorizations and approvals from, and all declarations, filings and registrations required to consummate the transactions contemplated by this Agreement.

(b)    Conditions to SLE’s Obligations. With respect to the Closing, the obligations of SLE under this Agreement, shall be subject to satisfaction of the following conditions, unless waived by SLE: (i) Evo and SLE shall have performed in all respects regarding all agreements, and satisfied in all material respects all conditions on their respective part to be performed or satisfied hereunder, at or prior to the Effective Date; (ii) all of the representations and warranties of Evo herein shall have been true and correct in all material respects on and as of the date hereof and the Effective Date; (iii) Evo shall have executed and delivered to SLE all documents necessary to consummate the issuance of the New Pre-Funded Warrant and for the Original PFW to be of no further legal force or effect, including this Agreement; and (iv) Evo shall have obtained or made, as applicable, all consents, authorizations and approvals from, and all declarations, filings and registrations required to consummate the transactions contemplated by this Agreement.

(c)    Closing Documents.

(i)    The following shall apply with respect to the Closing:

(1)    At the Closing, (A) parties shall have executed this Agreement; (B) the Original PFW shall be cancelled in full, (C) the New Pre-Funded Warrant shall be issued to Evo, and (D) copies of resolutions adopted by the board of directors of SLE and certified by an executive officer of SLE authorizing the execution of this Agreement and the New Pre-Funded Warrant, the delivery of, and performance of SLE’s obligations under this Agreement and the issuance of the shares of Common Stock of SLE underlying the New Pre-Funded Warrant.

5.    Survival of Representations and Warranties and Covenants. All of the representations and warranties of Evo or SLE contained in this Agreement shall survive the Closing until the latest date permitted by applicable law.

6.    General Provisions.

(a)    Governing Law. This Agreement is to be construed in accordance with and governed by the internal laws of the State of Delaware without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Delaware to the rights and duties of the parties. Each Party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each Party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such Party at the address set forth in Section 6(d) and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(b)    Severability. If any provision of this Agreement is held by a court or other tribunal of competent jurisdiction to be invalid or unenforceable for any reason, the remaining provisions shall continue in full force and effect without being impaired or invalidated in any way, and the parties agree to replace any invalid provision with a valid provision which most closely approximates the intent and economic effect of the invalid provision.

(c)    Waiver. The waiver by either party of a breach of or default under any provision of this Agreement shall not be effective unless in writing and shall not be construed as a waiver of any subsequent breach of or default under the same or any other provision of this Agreement. Further, any failure or delay on the part of either party to exercise or avail itself of any right or remedy that it has or may have hereunder shall not operate as a waiver of any such right or remedy or preclude other or further exercise thereof or of any other right or remedy.

(d)    Notices. Any notices required or permitted hereunder shall be given to the appropriate party at the address specified below or at such other address as the party may specify in writing pursuant to this Section 6(d). Such notice shall be deemed given: (i) if delivered personally, upon delivery as evidenced by delivery records; (ii) if sent by email, upon confirmation of receipt; (iii) if sent by certified or registered mail, postage prepaid, five (5) days after the date of mailing; of (iv) if sent by nationally recognized express courier, one (1) business day after date of delivery with such courier.

If to Evo:

Evolution Capital Management LLC

10250 Constellation Blvd., Ste. 2300

Los Angeles, California 90067

Attention: Gerald Tsai

Email: gerald.tsai@evofund.com; with a copy to lerch@evofund.com and chisholm@evofund.com

With a copy (which shall not constitute notice) to:

Ropes & Gray LLP

1211 Avenue of the Americas

New York, New York 10036-8704

Attention: Christopher J. Capuzzi

Email: christopher.capuzzi@ropesgray.com

If to SLE:

Super League Enterprise, Inc.

2450 Colorado Ave., Suite 100E

Santa Monica, CA 90404

Attention: Clayton Haynes, Chief Financial Officer

Email: clayton.haynes@superleague.com

(e)    No Third-Party Beneficiaries. Nothing in this Agreement shall be construed to confer any rights or benefits upon any person other than the parties hereto, and no other person shall have any rights or remedies hereunder.

(f)    Public Announcements. The Parties acknowledge and agree that this Agreement and the terms hereof will be required for inclusion in a current report on Form 8-K to be filed by SLE with the SEC no later than the fourth (4th) business day following the Effective Date.

(g)    Interpretation. For purposes of this Agreement, the following rules of interpretation shall apply, except to the extent otherwise expressly provided or the context otherwise requires:

(i)    any reference to “$” shall mean U.S. dollars;

(ii)    references to “Exhibit,” “Annex,” “Appendix,” “Article,” “Section” or “Sections” in this Agreement refer to the corresponding exhibit, annex, article, section or sections, respectively, of this Agreement;

(iii)    all exhibits, appendices, and annexes attached hereto or referred to herein, are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any exhibit, appendix, annex but not otherwise respectively defined therein shall be defined as set forth in this Agreement;

(iv)    the headings and captions of each exhibit, appendix, annex, article and section in this Agreement, are provided for convenience only and shall not affect the construction or interpretation of this Agreement;

(v)    any reference to gender shall include all genders, and words imparting the singular number only shall include the plural and vice versa;

(vi)    the words such as “herein,” “hereof,” “hereunder” and “herewith” in this Agreement refer to this Agreement as a whole and not merely to a subdivision in which such words appear; and

(vii)    the word “including” or any variation thereof means “including, without limitation” and shall not be construed to limit any general statement that it follows to the specific or related items or matters immediately following it.

(h)    Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes all prior oral and written agreements between the parties hereto with respect to the subject matter hereof.

(i)    Fees & Expenses. SLE shall pay the reasonable legal fees and expenses of Evo, subject to a cap of $7,500, directly related to the transaction agreements associated with the Exchange and in the form of an invoice from outside counsel.

(j)    Counterparts. This Agreement may be executed in one or more counterparts (including electronic mail and Docusign counterparts) each of which shall be deemed an original and all of which shall be taken together and deemed to be one instrument.

(k)    Indemnification.

(i) By SLE. Subject to the limitations set forth in this Section 6(k), SLE shall indemnify, defend and hold harmless Evo and its officers, managers, members, employees, agents and affiliates (collectively, the “Evo Indemnified Parties”) from and against any and all losses, damages, liabilities, costs and expenses, including reasonable and documented attorneys’ fees (collectively, “Losses”), actually incurred by any Evo Indemnified Party arising out of or resulting from (A) any breach of any representation or warranty made by SLE in this Agreement, or (B) any breach of any covenant or agreement made by SLE in this Agreement.

(ii) By Evo. Subject to the limitations set forth in this Section 6(k), Evo shall indemnify, defend and hold harmless SLE and its officers, directors, employees, agents and affiliates (collectively, the “SLE Indemnified Parties”) from and against any and all Losses actually incurred by any SLE Indemnified Party arising out of or resulting from (A) any breach of any representation or warranty made by Evo in this Agreement, or (B) any breach of any covenant or agreement made by Evo in this Agreement.

(iii) Claims Period. No claim for indemnification under this Section 6(k) with respect to a breach of any representation or warranty may be made unless written notice of such claim, describing in reasonable detail the basis for the claim and, to the extent then known, a good-faith estimate of the Losses involved, is delivered to the indemnifying Party prior to expiration of the applicable survival period set forth in Section 5.

(iv) Procedure. Any person entitled to indemnification hereunder shall (A) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (B) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (I) the indemnifying party has agreed in writing to pay such fees or expenses, (II) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person or (III) in the reasonable judgment of any such person, based upon written advice of its counsel, a conflict of interest exists between such person and the indemnifying party with respect to such claims (in which case, if the person notifies the indemnifying party in writing that such person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such person); and provided, further, that the failure of any indemnified party to give written notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation. It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such indemnified parties. No indemnifying party will, except with the consent of the indemnified party, which consent shall not be unreasonably withheld, conditioned or delayed, consent to entry of any judgment or enter into any settlement unless such judgment or settlement (x) imposes no liability or obligation on, (y) includes as an unconditional term thereof the giving of a complete, explicit and unconditional release from the party bringing such indemnified claims of all liability of the indemnified party in respect of such claim or litigation in favor of, and (z) does not include any admission of fault, culpability, wrongdoing, or wrongdoing or malfeasance by or on behalf of, the indemnified party. No indemnified party will, except with the consent of the indemnifying party, which consent shall not be unreasonably withheld, conditioned or delayed, consent to entry of any judgment or enter into any settlement.

(v)     Sole Remedy. Except in the case of fraud or intentional misrepresentation, and except for either Party’s right to seek specific performance or other equitable relief, the indemnification provided in this Section 6(k) shall be the sole and exclusive remedy of the Parties for any breach of the representations, warranties, covenants or agreements contained in this Agreement.

(l)     Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned or delegated, in whole or in part, by either Party without the prior written consent of the other Party, and any purported assignment or delegation in violation of this Section 6(l) shall be null and void; provided, that either Party may assign this Agreement, without the other Party’s consent, to a successor in connection with a merger, consolidation, or sale of all or substantially all of such Party’s assets or equity interests, so long as the assignee agrees in writing to be bound by the terms of this Agreement and the assigning Party provides prompt written notice of such assignment to the other Party. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.

(m)     Amendment; No Oral Modification. This Agreement may be amended, modified or supplemented only by a written instrument signed by each of the Parties, and no such amendment, modification or supplement shall be binding on either Party unless so signed. No course of dealing between the Parties, and no delay in exercising any right, power or remedy under this Agreement, shall operate as an amendment of this Agreement or of either Party’s rights hereunder.

(n)     Further Assurances. Each Party shall, from time to time and without additional consideration, execute and deliver such further instruments and documents, and take such further actions, as may be reasonably necessary or appropriate to carry out the purposes and intent of this Agreement, including such actions as the other Party may reasonably request to effect the Exchange, to facilitate the removal of the restrictive legend and use of Rule 144 as contemplated by Section 1(b), and to facilitate the preparation and filing of the Schedule 13D as contemplated by Section 1(c).

[Signature page to Exchange Agreement follows]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

SUPER LEAGUE ENTERPRISE INC.

By: /s/ Matt Edelman

         Matt Edelman

President & CEO

EVO FUND

By: /s/ Michael Lerch

Name: Michael Lerch

Title: Director

[Signature Page to Exchange Agreement]

[EXHIBITS INTENTIONALLY OMITTED]